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                                                                     EXHIBIT 8.2

                                [Letterhead of]

                            CRAVATH, SWAINE & MOORE
                               [New York Office]




                                                                January 14, 1998




                        Starwood Hotels & Resorts Trust
                   Starwood Hotels & Resorts Worldwide, Inc.
                       Registration Statement on Form S-4
                      File Nos. 333-39409 and 333-39409-1


Ladies and Gentlemen:

     We have acted as special counsel to ITT Corporation, a Nevada corporation ("ITT"), in connection with the preparation of the Registration Statement on Form S-4 of Starwood Hotels & Resorts Trust, a Maryland real estate investment trust (the "Trust"), and Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Corporation" and, together with the Trust, "Starwood Lodging"), as initially filed with the Securities and Exchange Commission (the "Commission") on November 4, 1997 (as thereafter amended from time to time and together with all exhibits thereto, the "Registration Statement"). This opinion is being furnished in accordance with the requirements of Item 21(a) of Form S-4 and Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended (the "Act"). Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Registration Statement.

     Our opinion is based upon an examination of the Registration Statement, the Agreement and Plan of Merger, dated as of October 19, 1997 and amended as of November 12, 1997, among the Corporation, Chess Acquisition Corp., a Nevada corporation and a controlled subsidiary of the Corporation, the Trust and ITT (such agreement, the "Merger Agreement"), and such other documents as we have deemed necessary or appropriate as a basis therefor. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the

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authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such copies. We have also assumed that the Merger and the other transactions specified in the Merger Agreement to be effected on or prior to the Closing Date will be consummated as contemplated in the Registration Statement.


      The analysis and discussion set forth in the three paragraphs contained in the Registration Statement under the caption "Federal Income Tax Consequences -- Federal Income Tax Consequences of the Merger -- Federal Income Tax Consequences to ITT Stockholders" is hereby incorporated by reference as though set forth herein in its entirety.



      In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations, judicial decisions, administrative rulings and other applicable authorities, in each case as in effect on the date hereof. The statutory provisions, regulations, decisions, rulings and other applicable authority on which this opinion is based are subject to change, and any such change could apply retroactively.



      Based upon the foregoing, we are of opinion that the discussion set forth in the three paragraphs contained in the Registration Statement under the caption "Federal Income Tax Consequences -- Federal Income Tax Consequences of the Merger -- Federal Income Consequences to ITT Stockholders" represents an accurate summary of the material Federal income tax consequences of the Merger to the shareholders of ITT.



      We express no opinion on any issue relating to Federal income tax consequences other than those described in the three paragraphs referred to above. We are furnishing this opinion in connection with the filing of the Registration Statement with the Commission, and this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented, or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.


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     Notwithstanding the previous paragraph, we consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement and to the reference to our firm name therein. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.


                                                  Very truly yours,


                                                  Cravath, Swaine & Moore


ITT Corporation
   1330 Avenue of the Americas
      New York, New York 10019-5490